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                                                                    EXHIBIT 99.2

      VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            DEVON ENERGY CORPORATION


The undersigned holder of Exchangeable Shares of Northstar Energy Corporation hereby directs CIBC Mellon Trust Company (the "Trustee") to cast a number of votes equal to the number of Exchangeable Shares owned by the undersigned in accordance with the instructions indicated on the reverse side hereof at the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held at the Renaissance Oklahoma City Hotel, Ten North
Broadway, Oklahoma City, Oklahoma, on          , 2002, at     a.m., local time.
The Board of Directors recommends a vote "FOR"the matter set forth on the reverse side.


PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING EQUAL TO THE NUMBER OF EXCHANGEABLE SHARES OF RECORD OWNED BY THE UNDERSIGNED IN THE MANNER SPECIFIED ON THE REVERSE SIDE HEREOF.

IF NO INSTRUCTIONS ARE GIVEN, NO VOTES WILL BE CAST ON BEHALF OF THE
UNDERSIGNED.

SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
   SIDE                                                                       SIDE

                                  DETACH HERE
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1. Approval and adoption of the Amended and Restated Agreement and Plan of
   Merger, dated as of August 13, 2001, by and among Devon Energy Corporation, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp. and the transactions that it contemplates. A vote to approve and adopt the merger agreement will constitute a vote in favor of both (1) the issuance of up to 31,762,199 shares of Devon Energy Corporation common stock in the merger described in the accompanying proxy statement of Mitchell Energy & Development Corp. with and into a wholly owned subsidiary of Devon Energy Corporation and (2) implementing, if it is necessary to do so, the alternate structure described in the accompanying proxy statement, including the merger of Devon Merger Corporation with and into Devon Energy Corporation, with Devon Energy Corporation being the surviving corporation of that merger and a wholly owned subsidiary of Devon Holdco Corporation.

              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]
                                                 Please sign exactly as your
                                                 name appears at left,
                                                 indicating your official
                                                 position or representative
                                                 capacity, if applicable. If
                                                 shares are held jointly, each
                                                 owner should sign.

                                                 Signature:
                                                 -------------------------------

                                                 Date
                                                 -------------------------------

                                                 Signature:
                                                 -------------------------------

                                                 Date
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